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                                                                 EXHIBIT 23.8



                               LEHMAN BROTHERS




TED B. BRECK
MANAGING DIRECTOR



September 14, 1995


Mr. Robert Pile
Sutherland, Asbill & Brennan
999 Peachtree St. N.E., Suite 2500
Atlanta, GA 30309-3996


Dear Mr. Pile:

We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement of our opinion dated on or about September 18, 1995 to the Board of Directors of Employee Benefit Plans, Inc. attached as Annex B to such Proxy Statement/Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.






By: /s/ Ted Breck
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                               LEHMAN BROTHERS
           555 CALIFORNIA STREET, 30TH FL.  SAN FRANCISCO, CA 94104
                TELEPHONE 415 274 5240  FACSIMILE 415 274 5382